Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8  (No.333-266060, No.333-274575, No.333-282426, No.333-286001 and No.333-293069) and Form F-3 (No.333-271549, No.333-272125, No.333-284521 and No.333-291004) of our report dated March 17, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Belite Bio, Inc for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

March 31, 2026